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                 [Letterhead of Wachtell, Lipton, Rosen & Katz]

                                                       October 7, 1998

SunAmerica Inc.
1 SunAmerica Center
Century City
Los Angeles, California 90067-6022

Ladies/Gentlemen:

     We have acted as special counsel to SunAmerica Inc., a Maryland corporation ("SunAmerica"), in connection with the proposed merger (the "Merger") of SunAmerica with and into American International Group, Inc., a Delaware corporation ("AIG"), pursuant to the Agreement and Plan of Merger, dated as of August 19, 1998, between SunAmerica and AIG (the "Merger Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

     For purposes of the opinion set forth below, we have relied, with the consent of AIG and the consent of SunAmerica, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the representation letters of AIG and SunAmerica dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the Effective Time. We have also relied upon the accuracy of the Registration Statement and the Joint Proxy Statement/Prospectus of AIG and SunAmerica (the "Joint Proxy Statement/ Prospectus") included therein. Any capitalized term used and not defined herein has the meaning given to it in the Joint Proxy Statement/Prospectus or the appendices thereto (including the Merger Agreement).

     We have also assumed that (i) the transactions contemplated by the Merger Agreement will be consummated in accordance therewith and as described in the Joint Proxy Statement/Prospectus and (ii) the Merger will qualify as a statutory merger under the applicable laws of the States of Delaware and Maryland.

     Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) each of AIG and SunAmerica will be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the stockholders of SunAmerica who exchange all of their SunAmerica Common Stock solely for shares of AIG Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in AIG Common Stock).

     We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law, such as foreign persons, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, tax-exempt organizations, shareholders who acquired shares of SunAmerica Common Stock through the exercise of options, grants of performance shares under SunAmerica's equity-based compensation plans or otherwise as compensation or through a tax-qualified retirement plan, or holders that hold SunAmerica Common Stock as part of a straddle or conversion transaction. In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.
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SunAmerica Inc.
Page 2

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "THE MERGER -- Certain Federal Income Tax Consequences of the Merger" and elsewhere in the Joint Proxy Statement/ Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ WACHTELL, LIPTON, ROSEN & KATZ

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